                                                                   EXHIBIT 3.105

                                                           STATE OF DELAWARE
                                                          SECRETARY OF  STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED O4:3O PM 07/13/2000
                                                          001357105 - 2854589

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PATHSOURCE, INC.

     PathSOURCE, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is PathSOURCE, Inc. The original Certificate of Incorporation of PathSOURCE, Inc. was filed with the Secretary of the State of Delaware on February 3, 1998 under the name "PathCor, Inc."

     2. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation, a amended, of PathSOURCE, Inc. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and the sole stockholder of the corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     3. The text of the Amended and Restated Certificate of Incorporation a heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                    ARTICLE 1
                                      NAME

     The name of the corporation is PathSOURCE, Inc. (the "Corporation").

                                    ARTICLE 2
                           REGISTERED OFFICE AND AGENT

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The registered agent of the Corporation at such address is The Corporation Trust Company.

                                    ARTICLE 3
                               PURPOSE AND POWERS

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.

                                    ARTICLE 4
                                  CAPITAL STOCK

     4.1  AUTHORIZED SHARES

     The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000), all of which shall be Common Stock, par value $0.01 per share ("Common Stock").

     4.2  COMMON STOCK

          4.2.1 RELATIVE RIGHTS

          Each share of Common Stock shall have the same relative rights as and be identical in all respects to all other shares of Common Stock.

          4.2.2 DIVIDENDS

          Dividends may be paid on Common Stock out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.2.3 DISSOLUTION, LIQUIDATION OR WINDING UP

          In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation.

          4.2.4 VOTING RIGHTS

          The holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote (including, without limitation, the election of one or more directors), and each such holder shall be entitled to one vote for each share of Common Stock held by such holder.

                                    ARTICLE 5
                               BOARD OF DIRECTORS

     5.1  NUMBER; ELECTION

     The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

     5.2  MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     5.3  LIMITATION OF LIABILITY

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duly of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of the facts or incidents occurring prior to, the effective date of such repeal or modification. For purposes of this Article 5.3, "fiduciary duty as a director" also shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and "liable to the Corporation or its stockholders" also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, member, beneficiary, creditor, or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

                                    ARTICLE 6
                            COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application to been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE 7
                               AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

                                    ARTICLE 8
           RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

                                    ARTICLE 9
                                  SEVERABILITY

     In the event that any provision of this Certificate of Incorporation (including any provision within a single Article, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     IN WITNESS WHEREOF, PathSOURCE, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer this 30th day of June, 2000.

                                      PATHSOURCE, INC.,


                                      By: /s/ Brian C. Carr
                                          --------------------------------------
                                          Brian C. Carr, Chief Executive Officer